UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 20, 2018

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2018, Brown-Forman Corporation (the "Company") announced Kelli B. Nelson's appointment as Vice President, Chief Accounting Officer, effective August 1, 2018. Ms. Nelson, 48, will succeed Brian P. Fitzgerald who has been named Treasurer and Director Tax Strategy and Brand Analytics, effective August 1, 2018. Ms. Nelson has served as Vice President and Director Finance NAR since May 2015. Prior to that time, she served as Director NAR Division Finance from November 2013 to May 2015, NAR Business Planning and Analytics Manager from January 2012 to November 2013, and held a series of roles of increasing responsibility since first joining the Company in 1995.

In connection with her appointment, Ms. Nelson's compensation will increase, effective August 1, 2018, as follows: annual salary, including holiday bonus, will increase to $258,517; and short-term and long-term incentive compensation opportunities at target will increase to $84,378 and $95,258, respectively. Ms. Nelson's long-term incentive compensation opportunity will be allocated among long-term cash and long-term equity options.

Details regarding the Company's executive compensation program are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 27, 2017.
There are no related party transactions involving Ms. Nelson that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: June 22, 2018	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Vice President, Managing Attorney and Assistant Corporate Secretary